                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           InTake Communications, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   27-1551007
                                   ----------
                     (I.R.S. Employer Identification Number)

                                   Ron Warren
                      4655 Gran River Glen, Duluth GA 30096
                                  678-516-5910
                     ---------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ------------
Common Stock
by Company       3,000,000          $0.01            $30,000            $1.57

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           InTake Communications, Inc.

                        3,000,000 SHARES OF COMMON STOCK

This registration statement constitutes the initial public offering of InTake
Communications' common stock. InTake Communications is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000. The Company will sell the securities in $500 increments.
There are no underwritings or broker dealers involved with the offering.

The Company's CEO, Ron Warren will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000. The offering price of $0.01 per share may not reflect the market price of the shares after the offering.

The proceeds from the sale of the securities will be placed directly into the
Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering.
There has been no public trading market for the common stock of InTake
Communications.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY
IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this prospectus is _______________, 2010

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Part I
------

Part II
-------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

InTake Communications, Inc. has 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. InTake Communications will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         The price, if and when the company sells
company                                 the shares of common stock is set at
                                        $0.01.

Number of shares outstanding before     9,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      12,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed if all shares are sold. If the
                                        offering is not fully subscribed, less
                                        than 12,000,000 will be outstanding
                                        after the offering. For example, if the
                                        Company sells 50% of the total offering,
                                        the Company will sell 1.5 million shares
                                        and there will be 10.5 million shares
                                        outstanding after the offering under
                                        these circumstances.

The minimum number of shares to be      None.
sold in this offering

Market for the common shares            There is no public market for the common
                                        shares. The shares are being offered at
                                        $0.01 per share. InTake Communications
                                        may not be able to meet the requirement
                                        for a public listing or quotation of its
                                        common stock. Further, even if InTake
                                        Communications, Inc. common stock is
                                        quoted or granted listing, a market for
                                        the common shares may not develop. If a
                                        market develops, the price of the shares
                                        in the market may not be greater than or
                                        equal to the price in this offering.

Use of proceeds                         The Company intends to use the proceeds
                                        this offering to develop and complete
                                        the business and marketing plan, and for
                                        other general corporate and working
                                        capital purposes. The expenses of this
                                        offering, including the preparation of
                                        this prospectus and the filing of this
                                        registration statement, estimated at

                                        $5,000 are being paid for by InTake
                                        Communications. The net proceeds will be
                                        the gross proceeds from the offering
                                        less the expenses of $5,000. Therefore,
                                        if the all shares are sold in the
                                        offering, the net proceeds will be
                                        $25,000 ($30,000 Gross proceeds - $5,000
                                        expenses). If all shares are not sold,
                                        the gross proceeds will be less and may
                                        not cover the expenses of the offering.
                                        For example, if the Company sells 50% of
                                        the securities, the Company will sell
                                        1.5 million shares and there will be
                                        10.5 million shares outstanding after
                                        the offering under these circumstances.

Termination of the offering             The offering will conclude when all
                                        3,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement becomes effective
                                        with the Securities and Exchange
                                        Commission. InTake Communications, Inc.
                                        may at its discretion extend the
                                        offering at its discretion for an
                                        additional 90 days.

Terms of the offering                   The Company's president and sole
                                        director will sell the common stock upon
                                        effectiveness of this registration
                                        statement.

You should rely only upon the information contained in this prospectus. InTake
Communications has not authorized anyone to provide you with information different from that which is contained in this prospectus. InTake Communications is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by InTake
Communications. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                 SUMMARY INFORMATION ABOUT INTAKE COMMUNICATIONS

InTake Communications (the "Company") is in business to provide software to companies to help them market and sell their music and entertainment content to consumers. The music and entertainment content is audio and video clips of concerts, music, videos, and artist interviews. Based on the customer request, the software will extract the music and entertainment content from the music and entertainment company's library and stream that content to the customer. This content is referred to as "digital assets". The customer can request the content from any internet device such as a computer, laptop or mobile device.

InTake Communications is primarily focusing the company's business model in the music and entertainment marketplace for growth in mobile devices, PCs the
Internet, and digital storefront like Websites. The Company has identified the product requirements; however the product development has not started. At this time, the Company estimates a 12-15 month timeframe to complete the first version of the software. Today, there is no prototype and until we create our first version of the software, the Company will not be able to market the software or generate any revenues. See BUSINESS Section on page 21 for more details.

Our business and registered office is located at 4655 Gran River Glen., Duluth
GA 30096. Our contact number is 678-516-5910.

As of December 31, 2009, InTake Communications, had raised $6,000 through the sale of its common stock and has a $3,000 in a subscription receivable. There is
$6,000 of cash on hand in the corporate bank account. The Company currently has liabilities of $0. The Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                        SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the period stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's
Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

         BALANCE SHEET                          AS OF DECEMBER 31, 2009
         -------------                          --------------------
Total Assets ...........................             $   6,000
Total Liabilities ......................             $   3,579
Shareholder's Equity ...................             $   2,421

         OPERATING DATA              DECEMBER 24, 2009 THROUGH DECEMBER 31, 2009
         --------------              -------------------------------------------
Revenue ................................             $    0.00
Net Loss ...............................             $   3,579
Net Loss Per Share .....................             $    0.00

As indicated in the financial statements accompanying this prospectus, InTake communications has had no revenue to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 4655 Gran River Glen, Duluth GA 30096. The business office is located at the office of Ron Warren, the CEO, of the company at no charge.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. InTake Communications should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF INTAKE COMMUNICATIONS,
INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report for the period ending December 31, 2009 and dated January
14, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to InTake
Communications, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the December 31, 2009 Audited Financial
Statements - Audit Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION
----------------------------------------

SINCE INTAKE COMMUNICATIONS ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR
TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CAN
NOT ACHIEVE PROFITABILITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN
A COMPLETE LOSS OF YOUR INVESTMENT

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the
Company will have costs of at least $175,000 related to (i) the development of products, (ii) administrative expenses and (iii) the completion of the business plan.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE
COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $175,000 to complete the business plan, development of products and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE
ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the
Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE
LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The
Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY
MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the
Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. InTake Communications' assets do not substantiate a share price of
$0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the
Company obtaining a listing on any exchange, or becoming quoted on the OTC
Bulletin Board.

BECAUSE THE COMPANY HAS 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE
ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and a maximum amount of 12,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF
WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE
INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, your funds will be used to pay creditors, and if there are not sufficient funds to pay all creditors, you will lose your investment.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO
THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS
COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE
EXTREMELY ILLIQUID AND YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC).
Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock.
Despite the Company's efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The
Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00
PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY
RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND
LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has
adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors.
For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser.
Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING
COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR
INTERESTS

The Company's sole officer, Ron Warren, and director owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Mr. Warren will retain
87.5% of the shares outstanding. As a result, he will maintain control of the
Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company's affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company's sole officer and director will not abuse his discretion in executing the Company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's management.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS
WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR
TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated on December 24, 2009 and we have not realized any revenues to date. We are an early stage company in a very competitive market. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future.
Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND
THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we don't have a product or prototype. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; and after we create a commercial product, the factors include: the level of commercial acceptance by the music and entertainment market of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING
ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF
WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products.
Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A
MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS
AND EVEN BUSINESS FAILURE.

Mr. Warren, our sole officer and director, has other business interests and currently devotes approximately 20 to 25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr.
Warren, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company. However, he may not be able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing the Company's plans in a timely manner.
Such delays could have a significant negative effect on the success of the business.

                                       10

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE
ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS,
YOU WILL LOOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a materially adverse effect on the business. He has other outside business activities and is devoting only approximately 20-25 hours per week to our operations. His expertise in the music and entertainment industry as well as his technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business. In addition, our operations may be sporadic and occur at times which are not convenient to Ron
Warren, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business. The Company believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure by key personnel from service. However, there is no guarantee that replacement personnel with the specific industry and technical expertise in the music and entertainment industry, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS
REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS RESULTING IN UP TO A COMPLETE LOSS
OF YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

THE MUSIC AND ENTERTAINMENT DIGITAL RIGHTS MARKET IS VERY COMPETITIVE AND
OBTAINING THOSE RIGHTS EITHER DIRECTLY OR INDIRECTLY IS NECESSARY TO BROADCAST
THE MEDIA. WITHOUT THOSE RIGHTS, THE COMPANY CAN NOT BROADCAST THE MEDIA AND
WILL FAIL. IF THE COMPANY FAILS, YOU WILL LOOSE YOUR INVESTMENT

The market to obtain the digital rights for music and entertainment content is very competitive. There are several industry leaders that obtain these exclusive rights over a multiple year period. The Company must partner with these rights holders to broadcast the media or obtain those rights directly from the rights holder. If the Company cannot obtain the rights, the Company cannot broadcast the media and without these rights, the Company will have difficulty generating revenues.

                                       11

MARKET FACTORS LIKE COMPETITION AND HIRING QUALIFIED RESOURCES ARE DIFFICULT TO
MANAGE. IF WE CAN NOT MANAGE THESE MARKET FACTORS SUCCESSFULLY, WE FACE A HIGH
RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the competitive nature of the music and entertainment market, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the financial markets. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR
ESTABLISH A SIGNIFICANT MARKET PRESENCE. IF WE CAN NOT GAIN MARKET ACCEPTANCE,
WE WILL NOT BE ABLE TO GENERATE REVENUE AND OUR BUSINESS WILL FAIL.

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective music and entertainment clients.
However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. In addition, there is no guarantee that any acceptance by a client will remain especially in the music and entertainment market. Failure of the
Company's services to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY SUCCESSFULLY IS CRITICAL
TO THE BUSINESS SUCCESS. IF THE MANAGEMENT FAILS TO IMPLEMENT THE BUSINESS
STRATEGY, THE COMPANY WILL FAIL AND INVESTORS WILL LOOSE THEIR INVESTMENT

Although the Company intends to pursue a strategy of marketing its products throughout North America, our business success depends on a number of factors.
These include: our ability to establish a significant music and entertainment customer base and maintain favorable relationships with customers and partners in the music and entertainment industry; obtain adequate business financing on favorable terms in order to buy all the necessary equipment and materials;
development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled employees knowledgeable in the music and entertainment industry. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a materially adverse effect on the results of its operations and its financial condition.

INTAKE COMMUNICATIONS, INC. MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH. IF THE
COMPANY CAN NOT SUCCESSFULLY MANAGE THE GROWTH, THE COMPANY MAY RUN OUT OF MONEY
AND FAIL.

Any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

                                       12

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS
WHICH WILL IMPACT PROFITABILITY AND MAY CAUSE US TO CEASE OPERATIONS IF WE RUN
OUT OF CAPITAL

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the
Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

BECAUSE WE HAVEN'T BUILT A PROTOTYPE, OUR PRODUCTS MAY NOT WORK PROPERLY AND/OR
THE PRODUCTION COST CAN EXCEED EXPECTATIONS. IF OUR PROTOTYPE IS NOT SUCCESSFUL
AND WE DON'T RAISE ANY ADDITIONAL CAPITAL, WE WILL HAVE TO CEASE OPERATIONS

We have not built a prototype of our software yet; therefore, we don't know the exact cost of production. In the case of a higher than expected cost of production, we won't be able to offer our products at a reasonable price.
Furthermore, we may find problems in the development process and/or product functionality. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. The music and entertainment market is very competitive and aggressive. Competitors may enter this sector with superior products, services, financial resources, conditions and/or benefits. This would infringe on our customer base, lengthen our sales cycle, increase marketing costs, which in turn will have an adverse affect upon our business and the results of our operations.

The mobile software industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources than we do.

COMPETITION MAY DECREASE OUR MARKET SHARE, REVENUES, AND GROSS MARGINS.

We face intense and increasing competition in the multimedia broadcast market.
If we do not compete effectively or if we experience reduced market share from increased competition, our business will be harmed. In addition, the more successful we are in the emerging market for multimedia broadcast services, the more competitors are likely to emerge. We believe that the principal competitive factors in our market include:

   o  service functionality, quality and performance;

   o  ease of use, reliability and security of services;

   o  establishing a significant base of customers and distribution partners;

   o  ability to introduce new services to the market in a timely manner;

   o  customer service and support; and

   o  pricing.

                                       13

Although we do not currently compete against any one entity with respect to all aspects of multimedia broadcast products and services, there are various competitors that provide various products and services in the following categories:

   o  collaboration, which provides for document and application sharing as well as user interactivity,

   o  live video and streaming multimedia,

   o  hosted services,

   o  training, which provides e-learning applications, and

   o  on-premise software.

There are a number of companies, such as Verizon, Sprint and MobiTV, among others, that provide outsourced digital media services. As the multimedia broadcast market continues to develop, we expect to see increased competition from traditional telecommunication service providers or resellers of those services. We also face competition from the in-house encoding services, streaming networks and content management systems and encoding services.

All of our competitors have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

OUR INDUSTRY IS EXPERIENCING CONSOLIDATION THAT MAY INTENSIFY COMPETITION.

The multimedia broadcast services industries are undergoing substantial change that has resulted in increasing consolidation and a proliferation of strategic transactions. Many companies in these industries have been going out of business or are being acquired by larger entities. As a result, we are increasingly competing with larger competitors that have substantially greater resources than we do. We expect this consolidation and strategic partnering to continue.
Acquisitions or strategic relationships could harm us in a number of ways. For example:

   o  competitors could acquire or enter into relationships with companies with which we have strategic relationships and discontinue our relationship, resulting in the loss of distribution opportunities for our products and services or the loss of certain enhancements or value-added features to our products and services;

   o  competitors could obtain exclusive access to desirable multimedia content and prevent that content from being available in certain formats, thus decreasing the use of our products and services to distribute and experience the content that audiences most desire, and hurting our ability to attract customers;

                                       14

   o  a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and

   o  other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content, or which could dramatically change the market for our products and services.

Any of these results could put us at a competitive disadvantage that could cause us to lose customers, revenue and market share. They could also force us to expend greater resources to meet the competitive threat, which could also harm our operating results.

IF WE CANNOT PRODUCE SOFTWARE THAT MEETS PRICE AND/OR PERFORMANCE CRITERIA, THE
BUSINESS WILL FAIL.

The software market is very competitive, especially in the music and entertainment market. Customers require specific functional and technical requirements as well as competitive prices for the software. Each customer has different functional and technical requirements and the Company cannot guarantee that the software will meet each customer's requirements. If the Company cannot develop software that meets the customer requirements and/or the software is not competitively priced, the business will fail.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH
RELATIONSHIPS WITH DEVELOPMENT PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL
FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin our service. In addition, it takes time, money, and resources to build relationships with customers and partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE
CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of
Shares is not fully subscribed for.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE
NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR
INVESTMENT

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

                                       15

Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the
Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service,
Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana,
Montana, South Dakota, Tennessee, Vermont and Wisconsin. If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed. Our ability to adhere to our schedule and budget face many uncertainties.

WE DO NOT MAINTAIN PRODUCT LIABILITY COVERAGE. WE COULD BECOME LIABLE FOR
UNINSURED PRODUCT LIABILITY CLAIMS WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO
CONTINUE AS A GOING CONCERN, AND COULD CAUSE OUR BUSINESS TO FAIL.

The company does not maintain any product liability insurance at this time. Once the product is released, the Company will evaluate the need for product liability insurance. If no product liability insurance is obtained, product claims against the company could have a material effect and potentially cause the business to fail.

THE COMPANY'S SOLE OFFICER AND DIRECTOR HAVE COMPLETE CONTROL OF ALL COMPANY
DECISIONS AND INVESTORS DON'T HAVE THE ABILITY TO PARTICIPATE IN THE BUSINESS.
IF MANAGEMENT MAKES POOR DECISIONS, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS
AND OUR BUSINESS MAY FAIL

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS TO HELP GROW THE
BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE
OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT

                                       16

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

RISKS RELATING TO OUR BUSINESS

OUR FAILURE TO RESPOND TO RAPID CHANGES IN TECHNOLOGY AND ITS APPLICATION, AND
INTENSE COMPETITION IN THE MOBILE ENTERTAINMENT SERVICES INDUSTRY COULD MAKE OUR
SERVICES OBSOLETE

The mobile entertainment services industry is subject to rapid and substantial technological development and product innovations. To be successful, we must respond to new developments in technology, new applications of existing technology and new treatment methods. Our response may be stymied if we require, but cannot secure, rights to essential third-party intellectual property. We compete against numerous companies offering alternative systems to ours, some of which have greater financial, marketing and technical resources to utilize in pursuing technological development. Our financial condition and operating results could be adversely affected if our mobile entertainment services fail to compete favorably with these technological developments, or if we fail to be responsive in a timely and effective manner to competitors' new services or price strategies.

OUR MOBILE ENTERTAINMENT SERVICES AND ANY OF OUR FUTURE SERVICES MAY FAIL TO
GAIN MARKET ACCEPTANCE, WHICH WOULD ADVERSELY AFFECT OUR COMPETITIVE POSITION.

We have not conducted any independent studies with regard to the feasibility of our proposed business plan, present and future business prospects and capital requirements. We have generated limited commercial distribution for our mobile entertainment services. Our services may fail to gain market acceptance and our infrastructure to enable such expansion is still limited. Even if adequate financing is available and our services are ready for market, we cannot be certain that our services will find sufficient acceptance in the marketplace to fulfill our long and short-term goals. Failure of our services to achieve market acceptance would have a material adverse effect on our business, financial condition and results of operations.

AVERAGE SELLING PRICES OF OUR PRODUCTS AND SERVICES MAY DECREASE, WHICH MAY HARM
OUR GROSS MARGINS.

The average selling prices of our products and services may be lower than expected as a result of competitive pricing pressures and promotional programs.
We expect to experience pricing pressure and anticipate that the average selling prices and gross margins for our products may decrease over product life cycles.
We may not be successful in developing and introducing on a timely basis new products with enhanced features and services that can be sold at higher gross margins.

AVERAGE SELLING PRICES OF OUR PRODUCTS AND SERVICES MAY DECREASE, WHICH MAY HARM
OUR GROSS MARGINS.

The average selling prices of our products and services may be lower than expected as a result of competitive pricing pressures and promotional programs.
We expect to experience pricing pressure and anticipate that the average selling prices and gross margins for our products may decrease over product life cycles.
We may not be successful in developing and introducing on a timely basis new products with enhanced features and services that can be sold at higher gross margins.

                                       17

WE MAY FACE THIRD-PARTY INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AND OTHER
RELATED CLAIMS THAT COULD SEVERELY IMPACT OUR BUSINESS.

It may be alleged that we are liable to third-parties for certain legal matters relating to video, music, software, and other content that we encode, distribute, or make available to our customers if, among other things:

   o  the content or the performance of our services violates third-party copyright, trademark, or other intellectual property rights;

   o  our customers violate the intellectual property rights of others by providing content to us or by having us perform digital media services; or

   o  content that we encode or otherwise handle for our customers is deemed obscene, indecent, or defamatory.

Any alleged liability could damage our business by damaging our reputation, requiring us to incur legal costs in defense, exposing us to awards of damages and costs and diverting management's attention, all which could have an adverse effect on our business, results of operations and financial condition. Our customers generally agree to hold us harmless from claims arising from their failure to have the right to encode or distribute multimedia software and other content given to us for that purpose. However, in some cases we may not be able to obtain such agreements or customers may contest this responsibility or not have sufficient resources to defend claims. In addition, we have limited insurance coverage for claims of this nature and may not be able to cover losses above our insurance coverage limits.

Because we host, stream and deploy audio and video content on or from our websites for customers and provide services related to digital media content, we face potential liability or alleged liability for negligence, infringement of copyright, patent, or trademark rights, defamation, indecency and other claims based on the nature and content of the materials. Claims of this nature have been brought and sometimes successfully made against content distributors. In addition, we could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties' proprietary technology. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage or any alleged liability could harm our business.

We cannot be certain that third-parties will not claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. In addition, these risks are difficult to quantify in light of the continuously evolving nature of laws and regulations governing the Internet. Any claim relating to proprietary rights, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements, and we cannot be sure that we will have adequate insurance coverage or that royalty or licensing agreements will be made available on terms acceptable to us or at all.

WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY,
WHICH COULD HARM OUR BUSINESS.

                                       18

Our intellectual property is critical to our business, and we seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier, potential investors, and strategic relationship agreements, nondisclosure agreements with third-parties, and invention assignment agreements with our employees and contractors. We cannot be certain that measures we take to protect our intellectual property will be successful or that third-parties will not develop alternative solutions that do not infringe upon our intellectual property.

Further, we plan to offer our mobile entertainment services and applications to customers worldwide including customers in foreign countries that may offer less protection for our intellectual property than the United States. Our failure to protect against misappropriation of our intellectual property, or claims that we are infringing the intellectual property of third-parties could have a negative effect on our business, results of operations and financial condition.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR SERVICES AND FOR ACCESS
TO LICENSED TECHNOLOGY; IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE
RELATIONSHIPS, OUR ABILITY TO SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND
APPLICATIONS COULD BE HARMED.

Our ability to provide our services to users of multiple technologies and platforms depends significantly on our ability to develop, maintain or enhance our strategic relationships with wireless carriers, handset distributors, key streaming media technology companies and content providers. We will rely on these relationships for licensed technology and content. Obtaining comprehensive multimedia content licenses is challenging, as doing so may require us to obtain copyright licenses with various third-parties in the fragmented multimedia recording and publishing industries. These copyrights often address differing activities related to the delivery of digital media, including reproduction and performance, some of which may require separate licensing arrangements from various rights holders such as publishers, content providers, artists and record labels. The effort to obtain the necessary rights by such third-parties is often significant, and could disrupt, delay, or prevent us from executing our business plans. Because of the large number of potential parties from which we must obtain licenses, we may never be able to obtain a sufficient number of licenses to allow us to provide services that will meet our customers' expectations.

Due to the evolving nature of our industry, we will need to develop additional relationships to adapt to changing technologies and standards and to work with newly emerging companies with whom we do not have pre-existing relationships. We cannot be certain that we will be successful in developing new relationships or that our partners will view these relationships as significant to their own business, or that our partners will continue their commitment to us in the future. If we are unable to maintain or enhance these relationships, we may have difficulty strengthening our technology development and increasing the adoption of our brand and services.

IF WE CANNOT EFFECTIVELY PROMOTE OUR PRODUCTS, WE WILL NOT ATTRACT CUSTOMERS AND
AS A RESULT, OUR BUSINESS MAY FAIL.

We must partner with established players in the industry to generate enough revenues to succeed. If we cannot partner with a distribution business partner
(ex. a carrier like AT&T) of mobile software products, we will not have the ability to attract customers. A failure to achieve partners would have a material and adverse effect on our business, operating results and financial condition.

                                       19

IF WE CANNOT ESTABLISH AND MAINTAIN QUALIFICATIONS AS A QUALITY SUPPLIER TO
MUSIC AND ENTERTAINMENT CUSTOMERS AND PARTNERS, THE BUSINESS WILL BE ADVERSELY
AFFECTED AND OUR BUSINESS MAY FAIL.

If we cannot achieve and maintain the necessary qualifications for our business, our customers and partners may elect to seek solutions from other companies.
These qualifications traditionally include music and entertainment oriented content, attractive look and feel of the product offering, customer service and technical support requirements (ex. 7x24x365 support). If the Company is successful in raising additional capital and able to hire and retain qualified resources for the qualifications noted above, the Company believes it will be successful in achieving and maintaining the necessary qualifications for the customers. If the Company cannot achieve or maintain these types of customer qualifications for customers, our business will be impacted in an adverse way.

THE TECHNOLOGY UNDERLYING OUR SERVICES AND APPLICATIONS IS COMPLEX AND MAY
CONTAIN UNKNOWN DEFECTS THAT COULD HARM OUR REPUTATION, RESULT IN PRODUCT
LIABILITY OR DECREASE MARKET ACCEPTANCE OF OUR SERVICES AND APPLICATIONS.

The technology underlying our multimedia broadcast services and applications is complex and includes software that is internally developed and software licensed from third-parties. These software products may contain errors or defects, particularly when first introduced or when new versions or enhancements are released. We may not discover software defects that affect our current or new services and applications or enhancements until after they are sold.
Furthermore, because our digital media services are designed to work in conjunction with various platforms and applications, we are susceptible to errors or defects in third-party applications that can result in a lower quality product for our customers. Because our customers depend on us for digital media management, any interruptions could:

   o  damage our reputation;

   o  cause our customers to initiate product liability suits against us;

   o  decrease our product development resources;

   o  cause us to lose revenues; and

   o  delay market acceptance of our digital media services and applications.

OUR BUSINESS WILL SUFFER IF OUR SYSTEMS FAIL OR OUR THIRD-PARTY FACILITIES
BECOME UNAVAILABLE.

A reduction in the performance, reliability and availability of our systems and network infrastructure may harm our ability to distribute our products and services to our customers and other users, as well as harm our reputation and ability to attract and retain customers and content providers. Our systems and operations are susceptible to, and could be damaged or interrupted by, outages caused by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. We may not have any redundancy in our
Internet multimedia broadcasting facilities and therefore any damage or destruction to these would significantly harm our multimedia broadcasting business. Our systems are also subject to human error, security breaches, power losses, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, Websites and network communications. This could lead to slower response times or system failures.

                                       20

Our operations also depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on Web browsers, ISPs and online service providers to provide access over the Internet to our product and service offerings. Many of these providers have experienced significant outages or interruptions in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These types of interruptions could continue or increase in the future.

Our digital distribution activities are managed by sophisticated software and computer systems. We must continually develop and update these systems over time as our business and business needs grow and change, these systems may not adequately reflect the current needs of our business. We may encounter delays in developing these systems, and the systems may contain undetected errors that could cause system failures. Any system error or failure that causes interruption in availability of products or content or an increase in response time could result in a loss of potential or existing business services, customers, users, advertisers or content providers. If we suffer sustained or repeated interruptions, our products, services and Websites could be less attractive to such entities or individuals and our business could be harmed.

Significant portions of our business are dependent on providing customers with efficient and reliable services to enable customers to broadcast content to large audiences on a live or on-demand basis. Our operations are dependent in part upon transmission capacity provided by third-party telecommunications network providers. Any failure of such network providers to provide the capacity we require may result in a reduction in, or interruption of, service to our customers. If we do not have access to third-party transmission capacity, we could lose customers and, if we are unable to obtain such capacity on terms commercially acceptable to us our business and operating results could suffer.

Our computer and communications infrastructure is located at a single leased facility in Atlanta, Georgia. We do not have fully redundant systems, and we may not have adequate business interruption insurance to compensate us for losses that may occur from a system outage. Despite our efforts, our network infrastructure and systems could be subject to service interruptions or damage and any resulting interruption of services could harm our business, operating results and reputation.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS PROSPECTS.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal or obscene content, and retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of multimedia and other proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies.
Depending on how these laws are developed and are interpreted by the judicial system, they could have the effect of:

   o  increasing our costs due to new or changes in tax legislation;

   o  limiting the growth of the Internet;

   o  creating uncertainty in the marketplace that could reduce demand for our products and services;

   o  limiting our access to new markets which may include countries and technology platforms;

                                       21

   o  increasing our cost of doing business;

   o  exposing us to significant liabilities associated with content distributed or accessed through our products or services; or

   o  leading to increased product and applications development costs, or otherwise harming our business.

Specifically with respect to one aspect of copyright law, on October 28, 1998, the Digital Millennium Copyright Act (or "DMCA") was enacted. The DMCA includes statutory licenses for the performance of sound recordings and for the making of recordings to facilitate transmissions. Under these statutory licenses, depending on our future business activities, we and our customers may be required to pay licensing fees in connection with digital sound recordings we deliver or our customers provide on their Website and through retransmissions of radio broadcasts and/or other audio content.

Because of this rapidly evolving and uncertain regulatory environment, both domestically and internationally, we cannot predict how existing or proposed laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing digital music. These laws and regulations could harm us by subjecting us to liability or forcing us to change our business.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b)
our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under
"Management's Discussion and Analysis or Plan of Operation" and "Description of
Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are

                                       22

a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                      IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                     SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                     -----------    -----------    -----------    -----------
NET PROCEEDS FROM
THIS OFFERING           $2,500        $10,000        $17,500        $25,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will be used to develop and complete the business and marketing plan, which we anticipate will cost approximately
$15,000. If less than the maximum offering funds are raised, the proceeds will first be used for essential business operations such as SEC filings with the remaining amount allocated to completing the business and marketing plan. The company does not anticipate using any of the offering proceeds for product development.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by InTake Communications, Inc. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on December 24, 2009.
The company's sole officer and director paid $0.001 per share, a difference of
$0.009 per share lower than the share price in this offering.

                                       23

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

COMPANY IF ALL OF THE SHARES ARE SOLD
-------------------------------------
Price per share ...............................................   $0.01
Net tangible book value per share before offering .............   $0.001
Potential gain to existing shareholders .......................   $0
Net tangible book value per share after offering ..............   $0.0033
Increase to present stockholders in net tangible book value
   per share after offering ...................................   $0.002775
Capital contributions .........................................   $9,000
Number of shares outstanding before the offering ..............   9,000,000
Number of shares after offering held by existing stockholders .   9,000,000
Percentage of ownership after offering ........................   75%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
--------------------------------------------------------
Price per share ...............................................   $0.01
Dilution per share ............................................   $0.0025
Capital contributions .........................................   $30,000
Percentage of capital contributions ...........................   77%
Number of shares after offering held by public investors ......   3,000,000
Percentage of ownership after offering ........................   25%

                           THE OFFERING BY THE COMPANY

InTake Communications is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this
Registration Statement. In addition, a market maker will be required to file a
Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Ron
Warren, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01.

                                       24

In the event the company receives payment for the sale of their shares, InTake
Communications will receive all of the proceeds from such sales. InTake
Communications is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Ron
Warren our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange
Commission.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis.
We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with his selling efforts in the offering, Ron Warren will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange
Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Ron Warren is not subject to any statutory disqualification, as that term is defined in
Section 3(a)(39) of the Exchange Act. Ron Warren will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ron Warren is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ron Warren will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Ron Warren has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share.

InTake Communications, Inc. will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, InTake
Communications common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents.

                                       25

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration
Statement is effective.

InTake Communications will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

Intake Communications is a mobile video services provider with plans to develop a powerful video services platform for mobile and online applications. This platform will be unique in its ability to enable simultaneous video delivery to mobile devices. In addition, the platform will have the ability to securely deliver these video streams based on a monetary transaction (either bill-to-a-credit-card or bill-to-a-phone).

There is a tremendous convergence taking place today between digital computing platforms (mobile, desktop or entertainment) and the Internet (via wired or wireless networks). Intake intends to lead the market with regards to distribution and monetization of video content to digital devices. Given its planned technological advantages, the Company believes it will be uniquely qualified to do so.

Intake plans to be the first Web and mobile-based global streaming service specifically designed for music concerts. The Company's planned robust development platform will combine the streaming of video to the desktop, mobile phones, and other internet connected devices with a powerful e-Commerce platform.

The Intake concept is to offer consumers a high quality event that can be viewed either live or on-demand through the desktop or mobile phone. It will offer artists the opportunity to generate additional revenue from their music events and through Intake's planned targeted syndication opportunities including revenue generated through iTunes, Amazon.com, numerous mobile carriers such as
AT&T Wireless and other channels worldwide. With the decline of revenue royalties through standard music sales, artists increasingly rely on the revenue they generate through their concert performances - which they control from a
"digital rights" perspective.

                                       26

In addition to revenue generated through the purchase of tickets for the streamed concert, revenue (as well as cost offsets) will be generated through sponsors.

Intake will also utilize social media channels developed by the artists
(Facebook, MySpace, and Twitter) to reach their extensive fan base and to draw them back to the Intake site. In addition, these marketing campaigns also will introduce fans to Intake's platform where they can purchase tickets to other artist's concert events.

Intake will execute on this strategy based on a mixture of video distribution, advertising, subscription and mobile development services.

The Company

Intake Communications is developing powerful technologies that will enable the aggregation and distribution of streaming video content and other media for consumers connected to the Internet through land line as well as wireless devices. Intake's products and services will include a mobile video hosting service that supports content management, encoding, hosting, streaming, and reporting services for live, simulated live and video-on-demand applications.
Intake services will include multiple billing options, advertising support, client application development and other content-related services. The Intake interactive platform and digital media solution also will integrate local, syndicated terrestrial and Internet radio programming with IP communications and the rich media features of today's mobile devices.

Intake will provide solutions for a variety of multimedia mobile application features including photos, music, movies and interactive text messaging.
Intake's platform will also support ecommerce applications for mobile shopping, location based services and cross-promotional marketing. Intake's platform will offer interactive communications capabilities including mobile IM and mobile email. In addition, Intake will offer managed services for Internet network operators, content owners, producers and distributors.

Intake's objective is to capitalize on the ever increasing demand by consumers for personalized and interactive entertainment in the mobile technology industry. To support this goal Intake provides its clients with high-quality, interactive media solutions to mobilize their content. Intake's target market includes media and entertainment companies, consumer and retail brands, portals and user-oriented communities. Intake will continue to expand its market opportunities by delivering video services to all devices that receive the
Internet Protocol (IP) data streams and rendering those data streams into visible images on displays.

Intake will developed a core technology platform (ViewStream Pro) that is optimized for the efficient utilization of Internet and wireless bandwidth in conjunction with streaming video. The technology will be built around a proprietary compression algorithm that allows smooth delivery of high quality video streams over a variety of connection types. Its platform will be compatible with the Microsoft Windows Mobile operating system, Symbian, J2ME and
Palm wireless handsets. Together these platforms represent nearly 40% of the
U.S. market today. The Intake technology will be also compatible with all
Windows O/S Personal Digital Assistants (PDA) devices, which comprise about 85%
of all PDA handsets. Intake is growing its market opportunity by expanding the compatibility of its products and services with additional handset types and operating systems. Intake is focused on becoming a leader in converged media technology.

                                       27

The mobile entertainment industry is still in its very early stages, with many competitors offering unique services and a variety of business models. Intake's competition includes companies offering video, audio, interactive programming, telephony, data and other entertainment services, including cable television, wireless companies, direct-to-home companies, Regional Bell Operating Companies
(RBOCs) and companies developing similar technologies and platforms.

Currently, Intake's service component is not subject to any governmental regulation. However, in the future these services may be subject to U.S.
government regulation, mainly by the FCC or possibly by Congress, other federal agencies, state and local authorities or the International Telecommunications
Union (ITU).

Intake's business is characterized by the following product offerings: Mobile
Video Hosting Services, ConcertView and Mobile Media Solutions. Intake provides video streaming services to the corporate, educational, and government sectors using its proprietary technology. Intake's products include: mobile video hosting services, mobile marketing solutions, social networking and mobile media solutions.

With its Mobile Video Hosting Services Intake plans to operate a mobile content delivery network (CDN) in the digital media delivery services space. These services are used by mobile content aggregators, developers and content providers, media and entertainment companies, broadcasters and video infrastructure providers, wireless carriers and MVNOS, advertisers, marketers, ad agencies and corporate brands.

These mobile hosting and streaming solutions enable content owners to publish their content to mobile users on all major carrier networks. Through its planned proprietary video streaming process, Intake will extend programming via wireless
IP broadcast to data-enabled cell phones using the wireless operator networks.

Intake's audio and video content will be distributed across the wireless networks of twelve U.S. carriers today, including the four largest operators:
AT&T Wireless, Verizon Wireless, Sprint-Nextel and T-Mobile. Other operators include Alltel, Virgin Wireless, MetroPCS, Midwest Wireless, Cricket, nTelos,
U.S. Cellular, Centennial, Cellular South, and others.

Intake believes its mobile distribution relationships will expand, particularly with its Mobile Video Hosting Services and ConcertView applications.

Additionally Intake will offer value-added services such as multiple billing options including: credit card, carrier direct billing, carrier SMS and third party billing capabilities. With its mobile marketing solutions Intake will provide a wide range services including SMS campaigns and mobile marketing.
Intake will provide short code procurement through the cross-carrier short code administration, campaign support for all tier one and two US carriers, application design, password-protected real-time reporting, sweepstakes design and campaign execution.

Intake's planned unique Mobile Media Solutions will provide a wide choice of turnkey applications for delivering client and browser-based applications across all mobile platforms including J2ME, BREW, Windows Mobile, Palm and WAP/xHTML.
Intake's applications will integrate the feature sets of all multimedia content including: photos, music, movies, interactive text messaging, e-Commerce functions such as mobile shopping, location based services, social networking, cross-promotional marketing and communications including mobile IM and email.

                                       28

Intake's planned unique platforms will be well-positioned to capture a leading share of emerging user-generated content segment of the mobile market. Intake plans to develop an application that enables users to upload photos, videos, music and blogs via PCs, handsets and set-top boxes (STBs). Customers will interact with social networking applications like MySpace and Facebook through the Intake Mobile Media Solutions platform.

THE MARKET

The music industry is extremely broad and diverse and is a global business. With the exception of sports, very few things stir the emotions and passions like music. Music is also one of the only things that can be traced back to the beginning of time. Throughout the centuries music has brought us joy, made us to cry, filled us with national pride and caused us to sing out loud when we thought no one was listening.

Music is a multi-billion dollar industry and is extremely diverse. The worldwide music industry is expected to generate $66.4 billion in 2010 and $67.6 billion in 2011. Live music concerts represent approximately $20.8 billion of the industry's total revenue and are estimated to grow to $23.5 billion in 2011. Of these estimates, streaming audio will account for worldwide mobile music revenues of nearly $562 million with music downloads contribution approximately
$1.6 billion.

ComScore, Inc., a leader in measuring the digital world, reported that 6.5 million Americans tuned into mobile video in August 2008. According to the study, on-demand video was the most popular format, with 3.6 million viewers.
With 1.3 million viewers, amateur videos, such as those on YouTube, represent the most popular type of content, followed by music video and comedy videos.
Music videos are the top choice for programmed mobile broadcast video users, followed closely by full television shows or films and movie trailers.

The music industry is diverse and complex incorporating ticket sales, live concerts, recorded music, digital music, ringtones, ringback tones, music downloads, music videos, music broadcast, publishing, CD sales, licensed produces, music related advertising, collectables, streaming audio, etc. Because of this diversity, it is difficult to put an all-encompassing figure on annual revenue.
                                       29

However, the media used to deliver music and its related market segments is evolving quickly. Music related genres are one of the most widely view categories online. At the same time, digital downloads are enabling consumers to view and or listen to music and videos at their leisure. Finally, the rapid emergence of music and video delivered via the state-of-the-art cell phone is having a major impact on the industry.

Monetizing digital music assets will come in a variety of ways. One of the most promising ways to monetize digital music is the use of advertising which accounted for approximately $285.1 billion in the U.S. last year.

Among the best growth areas in advertising in recent years has been advertising on mobile devices, advertising on movie screens and advertising online.

Ad agencies said that they will spend more money on mobile advertising in 2010 than they did in 2009, with strong increases on big ad spends (>$1 million), based on the "State of the Industry Mobile Advertising" report jointly published by Millennial Media, the largest and fastest growing mobile advertising network in the U.S. and DM2PRO.COM, a knowledge base for digital media and marketing professionals.

Source: Fierce Mobile

                                       30

Their finding also concluded that the CPG, Retail, Entertainment, Travel and
Restaurant categories are expected to lead mobile spending; which is somewhat consistent with who is spending the most in mobile advertising today. Engagement leads the number one sought return for an investment in mobile marketing, though
"opt-in", or list building, was cited as the most likely goal for Q4 campaigns.

Source: Fierce Mobile

The largest cohorts replied that they will spend less than $100K in mobile advertising in 2009; however, that number jumps significantly in 2010. With 60%
of non-mobile marketers planning to employ mobile advertising in 2010, the increase in mobile spend is among the leading highlights:

   o  Mobile spending is expected to increase next year, with 31% of agency respondents stating that they will invest between $100K and $249K.

   o  More than 15% plan to invest more than $1M and 2.6% projected spending of greater than $5M.

   o  More than 1/2 of Q4 mobile campaigns will represent between 1% and 10% of their clients' total spending, but, for a few, that number will be
      40%-50%.

   o  Nearly 75% of the 100 leading agency respondents stated that they have developed mobile campaigns for themselves or a client.

   o  As an average value, brand respondents forecasted at least a 15% increase in spend in 2010.

                                       31

Mobile advertising performance meets expectations and remains valuable. Among those who have executed mobile campaigns:

   o  78% of respondents said the medium met their campaign goals, and an additional 9% said mobile performed "beyond our wildest expectations."

   o  For 89% of agencies, the mobile facet of a campaign is just one portion of a multi-platform buy.

   o  Nearly a third (30%) of agency respondents said mobile has become an
      "indispensable" part of the media mix. Another 67% ranked mobile as
      "somewhat valuable" and only 2% said it was not valuable in their overall media mix.

Source: Fierce Mobile

More than 80% of agencies who have participated in mobile campaigns have hired or developed internal resources to support them. Nearly 90% stated they are typically the ones to suggest that a client employ mobile as part of their campaign strategy. Still, it often involves multiple partners to expertly execute on the promise of mobile media. Partners include technology, metrics, mobile ad network, and app developer resources, among others. Approximately 80%
of mobile campaigns employed a mobile ad network of some kind, and about half of those have a single favorite provider.

                                       32

To help fuel the growth in mobile advertising the Coda Research Consultancy forecasts that mobile broadband video users will grow from just 15 million in
2009 to more than 74 million by 2015. Mobile video use via netbooks and notebooks also will see growth from a current 4 million users to more than 24 million users in 2015.

Source: Fierce Mobile

For advertisers willing to adapt to today's rapidly evolving environment, there is good news. Effective advertising targets consumers based on their passions rather than simply their age or socio-economic demographic. That is, the increasing range of niche media now available enables carefully crafted messages to be designed for and delivered to specific consumer "passionate interest groups." Blogs, podcasting, cable TV programming, on-demand, mobile phone-based news and entertainment programming, satellite radio and online social media networks are booming. Never in history have there been so many unique opportunities for targeted marketing based on consumer's tastes, interests, special needs and passions.

                                       33

According to Screen Digest, revenues from digital music downloads to mobile phones are expected to double in terms of revenue over the next five years.
Revenue generated by content programming for so-called "smart" mobile phones will increase 17% in 2009 as companies such as Walt Disney's ESPN and MobiTV make more mobile videos available, according to one report released late last week.

U.S. mobile-video revenue will grow to about $350 million this year, up from
$300 million in 2008, and will likely accelerate to a 25% annual growth rate over the next few years as more people buy Apple's iPhones, Palm's Pre and updated versions of Research In Motion's BlackBerry, research firm SNL Kagan said.

Such spending growth would build on recent mobile-video trends, as about 50 million Americans used the Internet through their mobile devices in February, up from about 29 million two years earlier, Nielsen said in a report released last month.

With more people using the Internet from their cell phones, mobile-video viewing has surged, prompting companies such as AT&T and Verizon Communications to invest more in mobile applications. The number of people who watched mobile video in the fourth quarter jumped 9% from the third quarter, to about 11 million, Nielsen said in February.

SNL Kagan said that such revenue will increase as more people subscribe to mobile-video services. Smart phone subscribers will more than double to 114 million, or about 40% of all mobile-phone customers, in 2010, from 50 million, or 19% in 2008. By the end of 2014, 60% of mobile-phone customers will be smartphone subscribers, according to SNL Kagan.

Data recently issued by Pyramid Research, estimates that the number of users paying for mobile video services subscriptions directly delivered to their handsets will grow five-fold by 2014, surpassing 534 million subscribers at the end of the period. That is equivalent to 8.5% of all mobile subscriptions, up from the current 2.5% level.

                                       34

STRATEGY & POSITIONING

Business Model:

Intake Communications' business model is based on the market advantages its planned delivery platform will incorporate. The platform's intelligence will dynamically identify the network, the type of cell phone and the best format for delivery to that phone. Given the sheer number and vast complexity of carrier networks, given the number and complexity of the multiple handsets designed to operate on each network and given the number of media players, the Company will be a one-stop-shop solutions provider for content. Furthermore, the platform will deliver content through the carrier networks as well as independently of the carrier networks. Those competitive advantages form the foundation of our business plan.

Advertising:

Intake believes that cell phones currently lend themselves best to multimedia
"snacks" - short, snippets of targeted entertainment and information. Management further believes that this new medium is unlikely to be full-length television programming on a small screen. Rather it will lend itself to special content to targeted interest groups in "bite size" (1 to 5 minute video clips) - which appeal mostly to a younger demographic. Further, the cell phone lends itself extremely well to sponsored content and the Company believes that this will be the most important segment of this new industry.

The power behind the Company's business model is that customers drive the advertising. They market and sell the advertising across various mediums including TV, print, radio, and now they have the ability to offer broadband and mobile. This will increase revenue for the Company and more importantly allow it to focus on technology and the execution vs. advertising which is not its core competency.

Subscriptions:

The Company believes that there are substantial revenue growth opportunities in mobile video subscriptions with the adoption of mobile video services, which include paid video clips, music videos, live streaming concerts, encore performances, music videos, TV episodes, TV programming, and movies.
Developments related to 3G and 4G networks, mobile TV broadcasting, downloading, streaming, side-loading, content, data usage, smartphones, and other devices are opportunities for The Company to capitalize on the continued adoption by consumers in the mobile space across developed and emerging markets. The availability of improved devices and networks are contributing to a higher level of adoption and spending on mobile video services.

Partnerships:

The ability to simultaneously deliver multimedia content independent of and in conjunction with the carriers is another important cornerstone of the Company's business model. This will be done via the Partner's and Company's WAP site initially and ultimately through the carrier's deck or when the content is sponsored it will be given away free directly to the end-user.

                                       35

Monetizing the Mobile Users:

On-Demand Clips

   o  Pre Roll and Post-Roll Sponsorship of Video

   o  Dynamic Ad Serving

   o  Target Ads/Sponsorships (via opt-in database)

   o  Links to Merchandise

   o  Links to pay-per-view, special events, social media sites

                                   MANAGEMENT

We intend to employ and use consultants to build the corporate infrastructure in
FINANCE, ACCOUNTING, MARKETING, SALES, SOFTWARE, PURCHASING and other administrative functions.

                               SALES AND MARKETING

InTake Communications intends to use the proceeds from this offering to develop a detailed marketing plan. At the present time, we anticipate creating a limited direct sales force dedicated to marketing and selling services to clients seeking music and entertainment oriented mobile transactional solutions. These clients are broad and diverse. Since the Company has limited financial resources, the Company will not use traditional marketing efforts like TV, radio, and other printing media. Instead, the Company will focus its efforts by identifying and working with industry experts to develop the marketing plan.
InTake Communications expects to build a limited sale force in the south east.
With the variety of music and entertainment companies, the sales team will identify and work closely with the top prospects, develop opportunities, close sales, and manage those one-on-one client relationships.

In conjunction with the direct sales efforts, the Company intends to leverage the indirect sales channel by identifying and working with other companies (ex.
channel partners) that service the music and entertainment industry that are complementary to InTake Communications' efforts. The Company will identify these other channel partners and develop marketing plans that are mutually beneficial both on the business and financial side. At this time, these companies have not been identified.

InTake Communications' strategy is to quickly establish relationships with the market leaders in the music and entertainment industry as they position themselves to respond to their customer's mobile and wireless needs.

                                    STAFFING

As of December 31, 2009, InTake Communications has no permanent staff other than its sole officer and director, Ron Warren, who is the President and Chairman of the company. Ron Warren has the flexibility to work on InTake Communications up to 20 to 25 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

                                       36

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, InTake Communications has no employees other than its current sole officer and director, Ron Warren, who has not been compensated. There are no employment agreements in existence. The company presently does not have any pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

During the initial implementation of our development strategy, the company intends to hire independent consultants, and contractors to develop, prototype, various components of technology platform. The Company will need to raise additional capital over the next twelve (12) months to hire and/or retain these resources.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED TO DEVELOP

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12)
months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to December 31, 2009, the company's business operations have primarily been focused on developing our business plan and market research.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN
EVALUATION OF OUR PERFORMANCE. INTAKE COMMUNICATIONS, INC. WAS INCORPORATED IN
THE STATE OF FLORIDA ON December 24, 2009; WE ARE A DEVELOPMENT STAGE COMPANY
ATTEMPTING TO ENTER INTO THE ADVERTISING AND SUBSCRIPTION SUPPORTED CONTENT
MANAGEMENT SOLUTIONS TO DELIVER VIDEO, AUDIO AND RELATED ADVANCED MULTIMEDIA
PROGRAMMING TO BROADBAND, IPTV AND A WIDE VARIETY OF WIRELESS MOBILE DEVICES.
OUR INTENDED PRIMARY MARKETING BUSINESS APPROACH SHOULD BE TO PARTNER WITH
ESTABLISHED MUSIC AND ENTERTAINMENT CONTENT PROVIDERS TO MARKET AND SUPPORT THE
PRODUCT OFFERING. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE
CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS
IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE,
INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES
CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE
"RISK FACTORS"). TO BECOME PROFITABLE AND COMPETITIVE, WE MUST DEVELOP THE
BUSINESS AND MARKETING PLAN, EXECUTE THE PLAN AND ESTABLISH SALES AND
CO-DEVELOPMENT RELATIONSHIPS WITH CUSTOMERS AND PARTNERS.

                                       37

Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve (12) month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the Company must raise capital in order to complete the Business and
Marketing Plan and to commence its execution. The Company anticipates that the business and marketing plan will be completed within 180 days after the offering is completed. After the business and marketing plan are completed, the company plans on using consultants and contractors to commence the product development strategy. During the initial implementation of our development strategy, the
Company intends to hire independent consultants, and contractors to develop, prototype, various components of product. The Company expects product development to last between eighteen (18) and twenty four (24) months.

Since inception to December 24, 2009, InTake Communications has spent a total of
$3,579 on start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers. The Company does not have any contractual arrangement with our CEO, Ron Warren to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

The Company incurred expenditures of $3,500 for audit services. The Company also had expenditures of $79 for general administrative costs. Since inception, the majority of the company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended December 31, 2009,
InTake Communications, Inc. issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 at $0.001 per share.

We anticipate needing a $175,000 in order to execute our business plan over the next twelve (12) months, which includes completing the business plan, completing the prototype plans, and identifying the necessary resources to implement our plan. We anticipate the work will require three part time resources for technical work that will cost approximately $35,000 each. In addition, we will require one marketing resource that will require $40,000 and the balance of
$30,000 for general working capital purposes. However, the available cash is not sufficient to allow us to commence full execution of our business plan. Based on our success of raising additional capital over the next twelve (12) months, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and
Marketing plan are completed, we are not able to quantify with any certainty any planned capital expenditures including the hiring of consultants and contractors. The only planned capital expenditure is the public company costs.
As of December 31, 2009, the Company has no firm commitments for any capital expenditures.

                                       38

Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the service offering, and are willing to grant such interest to secure the necessary funding.

Through December 31, 2009, we have spent a total of $3,579. $79 in General &
Administration expenses and $3,500 in professional fees.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

In the early stages of our company, we will need cash for completing the business and marketing plan. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $175,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers will be elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

                                       39

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address      Age      Position(s)
----------------      ---      -----------
Ron Warren            55       President, Secretary/Treasurer, Principal
                               Executive Officer Principal Financial Officer,
                               and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit
Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our director is not an "audit committee financial expert"
within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or
Board of Directors who:

   o  understands generally accepted accounting principles and financial statements,

   o  is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o  has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our

                                       40

company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors.
It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include
"independent" directors, nor are we required to establish or maintain an Audit
Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED
VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY
HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS,
CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.
Some of these measures have been adopted in response to legal requirements.
Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In December 2009 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

                                       41

   o  honest and ethical conduct,

   o  full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the
Securities and Exchange Commission as an exhibit to our S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our S-1.

                      BACKGROUND OF OFFICERS AND DIRECTORS

Ron Warren, President, CEO, Director, Secretary/treasurer

RESUME

Ron Warren has over 20 years of experience in senior level positions with publicly traded companies listed on the NYSE, Nasdaq and OTCBB. Prior to joining
Intake Communications, Mr. Warren was Vice President of Investor Relations,
Corporate Communications and Secretary of uVuMobile, Inc. in starting in
December 2003. In May 2008, Warren was appointed Chief Financial Officer of the
uVuMobile. Mr. Warren is a senior level communications professional with a broad background in financial, technical and regulatory issues. His experience includes communications for high growth publicly held companies, national and multicultural audiences. Prior to joining uVuMobile, Mr. Warren held various
Investor Relations and Corporate Communications positions at Beazer Homes,
Theragenics Corp., Rollins, Inc., and Advanced Telecommunications. Mr. Warren is
an active member of the National Investor Relations Institute (NIRI) and served as the Atlanta Chapter President from 2002 to 2003.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Ron Warren's devotion of time to projects that do not involve us. Currently, Mr. Warren is working as a consultant with one other wireless company providing technical support. In the event that Ron Warren ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

Ron Warren will not be taking any compensation until the Company has raised
$250,000 in working capital or has sales in excess of $500,000.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

                                       42

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending December 31, 2009.

                                                                     Non-Equity       Non-
                                                                     Incentive     Qualified
                                                 Stock     Option       Plan        Deferred      All Other
Name &                   Fiscal  Salary  Bonus  Award(s)  Award(s)  Compensation  Compensation  Compensation  Total
Principal Position        Year     ($)    ($)     ($)        ($)         ($)      Earnings ($)       ($)       ($)
------------------       ------  ------  -----  --------  --------  ------------  ------------  ------------  -----
Ron Warren                2009     $0      -       -          -           -             -             -         0
Chief Executive Officer

                                                      Number of     Percentage
Title of Class             Name                     Shares Owned    of Shares(1)
--------------             ----                     ------------    ------------
Shares of Common Stock     Ron Warren (2)            9,000,000         100%
                           4655 Gran River Glen
                           Duluth, GA 30096
__________________
(1) Based on 9,000,000 shares outstanding as of December 31, 2009.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Ron Warren is the only "promoter" of our company.

We have no employment agreements with our sole Executive Officer and Director.

DIRECTOR COMPENSATION

Mr. Ron Warren a member of our Board of Directors is also our executive officer.
We do not pay fees to directors for attendance at meetings of the Board of
Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, InTake Communications has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the Company may in the future enter into employment agreements with our sole officer and director, or future key staff members.
                                       43

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of
1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                      Number of      Percentage
Title of Class             Name                     Shares Owned    of Shares(1)
--------------             ----                     ------------    ------------
Shares of Common Stock     Ron Warren (2)             9,000,000         100%
                           4655 Gran River Glen
                           Duluth, GA 30096
__________________
(1) Based on 9,000,000 shares outstanding as of December 31, 2009.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Ron
Warren is the only "parent" and "promoter" of the company.

For the period ended December 31, 2009, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers'
transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

                                       44

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is
$0.01 (please see "Plan of Distribution" below).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, December 31, 2009. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock. The Company received $6,000 cash and a $3,000 subscription receivable. The Company received the cash from the subscription receivable on January 4th, 2010.

                            DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, InTake
Communications will receive all of the proceeds from such sales. InTake
Communications is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is two hundred and fifty million (250,000,000)
shares with a par value of $.0001 for an aggregate par value of twenty five thousand dollars ($25,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

                                       45

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the
Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, InTake Communications will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of InTake Communications has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the
"Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. InTake
Communications may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

Our financial statements have been audited for the period ending December 31,
2009 by Seale and Beers, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                       46

                              FINANCIAL STATEMENTS

FINANCIAL STATEMENTS December 31, 2009

                                       F-1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS
INTAKE COMMUNICATIONS, INC.
(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying balance sheets of InTake Communications, Inc.
(A Development Stage Company) as of December 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on December 24, 2009 through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InTake Communications, Inc. (A
Development Stage Company) as of December 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on December 24, 2009 through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of $3,579, which raises substantial doubt about its ability to continue as a going concern.
Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ SEALE AND BEERS, CPAS

Seale and Beers, CPAs
Las Vegas, Nevada
January 14, 2010

50 S. Jones Blvd. Ste 202 Las Vegas, NV 89107 (888) 727-8251 Fax: (888) 782-2351
--------------------------------------------------------------------------------

                                       F-2

                           InTake Communications, Inc.
                          (A Development Stage Company)
                                  Balance Sheet

                                     ASSETS
                                     ------
                                                                        AS OF
                                                                    DECEMBER 31,
                                                                        2009
                                                                    ------------

CURRENT ASSETS
  Cash and cash equivalents .....................................   $     6,000
                                                                    -----------
    Total current assets ........................................         6,000
                                                                    -----------

                                                                    -----------
TOTAL ASSETS ....................................................   $     6,000
                                                                    ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------

CURRENT LIABILITIES
  Accounts Payable & Accrued Liabilities ........................         3,579
                                                                    -----------
    Total liabilities ...........................................         3,579
                                                                    ===========

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Capital Stock (Note 4)
    Authorized:
      250,000,000 common shares, $0.0001 par value
    Issued and outstanding shares:
      9,000,000 .................................................   $       900
    Additional paid-in capital ..................................         8,100
    Stock subscriptions receivable ..............................        (3,000)
    Deficit accumulated during the development stage ............        (3,579)
                                                                    -----------
    Total Stockholders' Equity (Deficiency) .....................         2,421
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................   $     6,000
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                                       F-3

                           InTake Communications, Inc.
                          (A Development Stage Company)
                             Statement of Operations

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                  DECEMBER 24,
                                                                    2009 TO
                                                                  DECEMBER 31,
                                                                      2009
                                                                 --------------

REVENUES .....................................................   $            0
                                                                 --------------

EXPENSES
  General & Administrative ...................................   $           79
  Professional Fees ..........................................   $        3,500
                                                                 --------------

Loss Before Income Taxes .....................................   $       (3,579)
                                                                 --------------

Provision for Income Taxes ...................................                -
                                                                 --------------

Net Loss .....................................................   $       (3,579)
                                                                 ==============

PER SHARE DATA:

  Basic and diluted loss per common share ....................   $            -
                                                                 ==============

  Basic and diluted weighted average common shares outstanding        9,000,000
                                                                 ==============

   The accompanying notes are an integral part of these financial statements.

                                       F-4

                                        InTake Communications, Inc.
                                       (A Development Stage Company)
                              Statement of Stockholders' Equity (Deficiency)

                                                                                      Deficit
                                                                                    Accumulated
                                    Common Stock      Additional       Stock        During the
                                 ------------------     Paid-in    Subscriptions    Development
                                  Shares     Amount     Capital     Receivable         Stage       Total
                                 ---------   ------   ----------   -------------    -----------   -------

Inception - December 24, 2009            -   $    -   $        -    $        -      $         -   $     -

  Common shares issued to
   Founder for cash at
   $0.001 per share
   (par value $0.0001) on
   December 24, 2009 ........    9,000,000      900        8,100        (3,000)               -     6,000

  Loss for the period
   from inception on
   December 24, 2009 to
   December 31, 2009 ........            -        -            -             -           (3,579)   (3,579)
                                 ---------   ------   ----------    ----------      -----------   -------

Balance - December 31, 2009 .    9,000,000      900        8,100         3,000           (3,579)    2,421
                                 =========   ======   ==========    ==========      ===========   =======

                The accompanying notes are an integral part of these financial statements.

                                                    F-5

                           InTake Communications, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows

                                                                  FOR THE PERIOD
                                                                  FROM INCEPTION
                                                                   DECEMBER 24,
                                                                     2009 TO
                                                                   DECEMBER 31,
                                                                       2009
                                                                  --------------

OPERATING ACTIVITIES

  Loss for the period ........................................    $      (3,579)
                                                                  -------------

  Changes in Operating Assets and Liabilities:
    (Increase) decrease in prepaid expenses ..................                -
    Increase (decrease) in accounts payable ..................            3,579
    Increase (decrease) in accrued liabilities ...............                -
                                                                  -------------
  Net cash used in operating activities ......................                -
                                                                  -------------

INVESTING ACTIVITIES
                                                                  -------------
  Net cash provide by Investing activities ...................                -
                                                                  -------------

FINANCING ACTIVITIES

  Common stock issued for cash ...............................            6,000
                                                                  -------------
  Net cash provided by financing activities ..................            6,000
                                                                  -------------

INCREASE IN CASH AND CASH EQUIVALENTS ........................            6,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .............                0
                                                                  -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ...................    $       6,000
                                                                  =============

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense .........................................    $           -
                                                                  =============
    Income taxes .............................................    $           -
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                                       F-6

                           INTAKE COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (DECEMBER 31, 2009)

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Intake Communications, Inc. ("Intake Communications, Inc.") is a development stage company, incorporated in the State of Florida on December 24, 2009 to provide software to companies to help them market and sell their music and entertainment content to consumers. The music and entertainment content is audio and video clips of concerts, artist interviews, and highlights. Based on the customer request, the software will extract the music and entertainment content from the customer's music and entertainment library and stream that content to the customer. This content is referred to as "digital assets". The customer can request the content from any internet device such as a computer, laptop or mobile device.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

The Company is currently a development stage enterprise reporting under the provisions of FASB ASC 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with an original maturity of three months or less when purchased.

Earnings (Loss) per Share
-------------------------

The Company adopted FASB ASC 260, Earnings per Share. Basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share is calculated by dividing the
Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There were no diluted or potentially diluted shares outstanding for all periods presented.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown, and none are contemplated in the near future.

                                      F-7

                           INTAKE COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (DECEMBER 31, 2009)

Income Taxes
------------

The Company adopted FASB ASC 740, Income Taxes, at its inception. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of December 31, 2009.

Advertising
-----------

The Company will expense advertising as incurred. Since inception, the advertising dollars spent have been $0.00.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property
--------

The Company does not own any real estate or other properties. The Company's office is located 4655 Gran River Glen, Duluth GA 30096. Our contact number is
678.516.5910. The business office is located at the home of Ron Warren, the CEO of the Company, at no charge to the Company.

                                      F-8

                           INTAKE COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (DECEMBER 31, 2009)

NOTE 3. INCOME TAXES:

The Company provides for income taxes under the provisions of FASB ASC 740,
Income Taxes. FASB ASC Topic 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 718 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the
Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.

The components of the Company's income tax expenses at December 31, 2009 are as follows:

                                           Year Ended December 31, 2009
                                           ----------------------------
         Deferred Tax Asset ...............           $    -
         Valuation Allowance ..............                -
         Current Taxes Payable ............                -
         Income Tax Expense ...............                -
                                                      ------

The Company has filed no income tax returns since inception.

At December 31, 2009, the Company had estimated net loss carry forwards of approximately $3,000 which expires through its tax year ending 2029. Utilization of these net operating loss card forwards may be limited in accordance with IRCD
Section 3.82 in the event of certain shifts in ownership.

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock
------------

On December 24, 2009, the Company issued 9,000,000 of its $0.0001 par value common stock at $0.001 per share for $6,000 cash and $3,000 in a subscription receivable to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that
Act.

There are 250,000,000 Common Shares at $0.0001 par value authorized with
9,000,000 shares issued and outstanding at December 31, 2009.

                                      F-9

                           INTAKE COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (DECEMBER 31, 2009)

NOTE 5. RELATED PARTY TRANSACTIONS

An officer and director of the Company are involved in business activities outside of the company and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. For the period December 24, 2009 (date of inception) through December 31, 2009 the Company has had a net loss of
$3,579. As of December 31, 2009, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements.

NOTE 7. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

Recent Accounting Pronouncements
--------------------------------

In January 2010, the FASB issued Accounting Standards Update 2010-02,
Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership
of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of
Subtopic 810-10 and removes the potential conflict between guidance in that
Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in
Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The
Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                      F-10

                           INTAKE COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (DECEMBER 31, 2009)

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity
(Topic 505): Accounting for Distributions to Shareholders with Components of
Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This
amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.
The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the
Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17,
Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises
Involved with Variable Interest Entities. This Accounting Standards Update
amends the FASB Accounting Standards Codification for Statement 167. (See FAS
167 effective date below)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This
Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance
or Other Financing. This Accounting Standards Update amends the FASB Accounting
Standard Codification for EITF 09-1. (See EITF 09-1 effective date below) In
October 2009, the FASB issued Accounting Standards Update 2009-14, Software
(Topic 985): Certain Revenue Arrangements That Include Software Elements. This
update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue
Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US
GAAP. This amendment has eliminated that residual method of allocation.
Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                      F-11

                           INTAKE COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (DECEMBER 31, 2009)

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair
Value Measurements and Disclosures (Topic 820): Investments in Certain Entities
That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after
December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168 (ASC Topic 105), "The FASB Accounting
Standards Codification and the Hierarchy of Generally Accepted Accounting
Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168"). Under
SFAS No. 168 the "FASB Accounting Standards Codification" ("Codification")
became the source of authoritative US GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange
Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 was effective for financial statements issued for interim and annual periods ending after
September 15, 2009. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. SFAS No. 168 was effective for the Company's interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements other than current references to BAAP.

In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), "Amendments to FASB
Interpretation No. 46(R) ("SFAS 167"). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB
Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 was effective for the
Company beginning in 2010. The Company does not expect the provisions of SFAS
167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, (ASC Topic 860) "Accounting for
Transfers of Financial Assets--an amendment of FASB Statement No. 140" ("SFAS
166"). The provisions of SFAS 166, in part, amend the derecognition guidance in
FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                      F-12

                           INTAKE COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (DECEMBER 31, 2009)

NOTE 8. CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit
Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December
31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. Our cash balance at December 31, 2009 was below the FDIC insurance threshold.

NOTE 9. SUBSEQUENT EVENTS

None.

The Company has evaluated subsequent events through January 14, 2010, the date which the financial statements were available to be issued, and no such events have occurred.

                                      F-13

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Transfer Agent ...............         0
                                                   -------
                       TOTAL ...................   $ 1,000
                                                   -------
                  * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Florida Business Corporation Act, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").
Our certificate of incorporation provides that, pursuant to Florida law, our directors shall not be liable for monetary damages for breach of the directors'
fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. We are not,
however, required to indemnify any director or officer in connection with any
(a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

                                      II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

InTake Communications, Inc. is authorized to issue up to 250,000,000 shares of common stock with a par value of $0.0001. For the period ended December 31,
2009, we had issued 9,000,000 common shares to our sole officer and director for a total consideration of $9,000. The consideration was $6,000 in cash and a subscription receivable for $3,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that
Act.

InTake Communications, Inc. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, InTake Communications, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended December 31, 2009, InTake Communications, Inc. issued
9,000,000 shares of common stock to the sole officer and director for cash proceeds of $6,000 and a subscription receivable of $3,000 at 0.001 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
3.1           Articles of Incorporation of InTake Communications, Inc.*
3.2           Bylaws of InTake Communications, Inc.*
4.1           Specimen Stock Certificate of InTake Communications, Inc.*
5.1           Opinion of Counsel **
14.1          Code of Business Conduct and Ethics*
23.1          Consent of Auditors **
23.2          Consent of Counsel (included in Exhibit 5.1) **
99.1          Subscription Documents and Procedure of InTake Communications,
              Inc.*
_________________
* Previously filed
** Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1   Articles of Incorporation of InTake Communications, Inc.
EXHIBIT 3.2   Bylaws of InTake Communications, Inc.
EXHIBIT 4.1   Specimen Stock Certificate of InTake Communications, Inc.
EXHIBIT 5.1   Opinion of Counsel
EXHIBIT 14.1  Code of Business Conduct and Ethics.
EXHIBIT 23.1  Consent of Auditors
EXHIBIT 23.2  Consent of Counsel (included in Exhibit 5.1)
EXHIBIT 99.1  Subscription Documents and Procedure of InTake Communications,
              Inc.

                                      II-2

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i.    To include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933;

      ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.    That, for the purpose of determining any liability under the Securities
      Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability under the Securities Act of
      1933 to any purchaser:

      i.    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule
            430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
            Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                      II-3

5.    That, for the purpose of determining liability of the registrant under the
      Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to
            Rule 424;

      ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of
1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Duluth GA 30096, on this 23rd day of
March, 2010.

InTake Communications, Inc.

/s/ Ron Warren
    ----------
    Ron Warren
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer

Know all men by these present, that each person whose signature appears below constitutes and appoints Ron Warren, as his true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange
Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Ron Warren                          March 23, 2010
    ----------
    Ron Warren
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer

                                      II-5